Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 1, 2007, for the years ended December 31, 2006 and 2005, and to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Sweeney, Gates & Co.

Fort Lauderdale, Florida
March 9, 2007